Exhibit 5.1

[Cozen O’Connor Letterhead]

February 15, 2012

Cytomedix, Inc.

209 Perry Parkway, Suite 7

Gaithersburg, MD 20877

Re: Registration Statement on Form S-8

We have acted as counsel to Cytomedix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an aggregate of 2,500,000 shares of the Company’s common stock, par value $.0001 per share, (the “Shares”) available for issuance under the Company’s Long-Term Incentive Plan.

In connection with this opinion letter, we have examined the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, and any amendments thereto, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Shares to be issued are or will be validly issued, fully paid and nonassessable, assuming all shares to be issued are issued against payment of the requisite purchase price as set by the Company.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution. Our opinion as to the matters expressed herein is as of the date above and we disclaim any obligation to update our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Very truly yours,

/s/ Cozen O’Connor

Cozen O’Connor